UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): December 31, 2016

ZNERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55152	46-1845946
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6102 South MacDill Avenue, Suite G
Tampa, Florida 33611
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (800) 931-5662

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

On December 31, 2016, Znergy, Inc. (the “Company”) entered into a consulting agreement with AEGIS Professional Services (“AEGIS”) as described in Item 5.02 below, which description shall be incorporated into this Item 1.01. A summary of this agreement is set forth below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2016 the Company appointed Arthur Fillmore to the board of directors.  Mr. Fillmore will also serve as General Counsel to the Company.  Concomitantly, the Company entered into a consulting agreement with Mr. Fillmore’s employer, AEGIS Professional Services  (“AEGIS”) (the “AEGIS Agreement”) to provide legal and advisory services to the Company.

Mr. Fillmore

Mr. Fillmore has a distinguished career.  He has practiced for over 40 years in the areas of mergers and acquisitions, capital formation, financial transactions and securities law.  Mr. Fillmore has represented, on a national basis, many public and privately held companies in areas ranging from startup formation to going public to acquiring other companies or being acquired.  He has been recognized as Super Lawyers of Missouri and was named One of 50 Missourians You Should Know by Ingram’s Magazine in 2014.  He has also been named Best in Bar and one of 10 Legal Leaders of Kansas City.  He has also served as Chairman and CEO of a microprocessor miniaturization company in San Diego, California.  Prior to entering Law School, where he was the Managing Editor and Lead Article Editor of the Missouri Law Review, he served in the United States Army, where he achieved the rank of Captain.  He is a combat veteran of Vietnam, where he received numerous awards, including several Bronze Stars, and is a member of the United States Army Artillery School Hall of Fame.  Mr. Fillmore is a passionate veterans’ advocate, chairing several foundations which assist homeless and disabled veterans.

In conjunction with Mr. Fillmore’s acceptance of his appointment to the board of directors and as General Counsel, the Company issued 2 million shares of its common stock (the “Shares”).  The Shares are vested immediately, are non-assessable and validly issued, are not subject to any conditions of return to the Company and were expensed immediately.

AEGIS Agreement

On December 31, 2016, the Company executed the AEGIS Agreement. The AEGIS Agreement has a term of three years and is summarized below.

The AEGIS Agreement stipulates a discount on legal and advisory fees in the amount of 25%.  Upon executing the agreement, the Company issued AEGIS an option to purchase 2 million shares of its common stock (the “Option”).  The Option has a strike price of $0.10 per share and a term of 3-years.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements.  These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied.  Undue reliance should not be placed on the forward-looking statements in this Current Report on Form 8-K.  We assume no obligation to update such statements.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

Exhibit No.            Description
99.1	Press release dated January 6th, 2017 announcing the appointment of Arthur Fillmore to the Board of Directors of Znergy, Inc. and as General Counsel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZNERGY, INC.

Date: January 6, 2017	By:	/s/ Christopher J. Floyd
Christopher J. Floyd
Chairman and CEO